Exhibit 99.1

CONTACT:	Vince Arnone President and CEO (630) 845-4500	Devin Sullivan Senior Vice President The Equity Group Inc. (212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2021 THIRD QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. – November 9, 2021 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the third quarter ended September 30, 2021 (“Q3 2021”).

“We reported profitable operations in the third quarter, progressed in the ongoing development of our Dissolved Gas Infusion (DGITM) business, and ended the quarter with $36.3 million in total cash and no debt,” said Vincent J. Arnone, President and CEO.

“Our FUEL CHEM® segment continued to perform well, with higher revenues and segment operating profits compared to the same period last year. FUEL CHEM benefitted from the operations of our current installed base, including recent program installations; an overall rise in demand for energy attributable to the resumption of economic activity following a period of reduced activity due to the impact of COVID-19; and increased seasonal power usage. Revenues at FUEL CHEM for the first nine months of 2021 equaled revenues produced by this segment for all of 2020.

“Our Air Pollution Control (APC) business continued to face headwinds due to ongoing project delays and cancellations that have resulted in a lack of new orders, and changes in project timing. However, as previously announced we secured $4.5 million in new contracts during Q3 2021 from customers in Korea, North America and Europe. We are also encouraged by the pace and depth of our business development activities, which reflects an increased focus on global emissions protocols across a variety of fuel sources. Our current global sales pipeline has increased to $50 -75 million from the $40-50 million range, and we have good visibility to incremental contracts to be awarded before the end of Q4 2021 in the amount of $3 to $5 million.”

Mr. Arnone continued, “With respect to our DGI business, we completed successful demonstrations at three locations in the United States and continue to work with these potential customers to determine next steps. We also completed the fabrication of a higher capacity DGI equipment delivery system that will allow us to meet the anticipated dissolved oxygen requirements of the majority of the potential customer applications that we are likely to encounter. Finally, we are close to completing a market opportunity assessment in conjunction with an outside firm that we believe will assist our long-term product commercialization activities.”

Q3 2021 Consolidated Results Overview

Consolidated revenues for the quarter declined to $7.6 million from $8.2 million in Q3 2020, reflecting higher revenues at FUEL CHEM offset by revenue declines in the APC segment.

Gross margin for Q3 2021 was 49.2% of revenues compared to 72.4% of revenues in Q3 2020. Gross margin in Q3 2020 reflected a $2.6 million insurance settlement (“the settlement”) that reduced cost of sales at the APC business by a like amount. Excluding the settlement, consolidated gross margin for Q3 2020 was 40.7%.

SG&A expenses declined to $2.8 from $3.2 million in Q3 2020, reflecting lower employee expenses and professional services.

Operating income was $0.6 million compared to operating income of $2.4 million in Q3 2020. Excluding the impact of the settlement, operating loss in Q3 2020 was $0.2 million.

Net income in Q3 2021 was $0.7 million, or $0.02 per share, compared to net income of $2.4 million, or $0.10 per share, in Q3 2020. Excluding the impact of the settlement, net loss in Q3 2020 was $0.2 million, or $(0.01) per share.

Consolidated APC segment backlog at September 30, 2021 was $8.2 million compared to $5.3 million at December 31, 2020.

APC segment revenues declined to $1.9 million in Q3 2021 from $2.9 million in Q3 2020. APC gross margin in Q3 2021 was $0.8 million, or 41.7% of revenue, compared to $3.2 million, or 110.5% of revenue, reflecting the above referenced settlement. Excluding the settlement, APC gross margin for Q3 2020 was 20.8%.

FUEL CHEM segment revenues rose to $5.6 million from $5.3 million in Q3 2020. Segment gross margin was 51.8% compared to 51.5% in Q3 2020.

Adjusted EBITDA was $0.9 million in Q3 2021 compared to an Adjusted EBITDA of $2.7 million in Q3 2020. Excluding the settlement, Adjusted EBITDA in Q3 2020 was $0.1 million.

Financial Condition

At September 30, 2021, cash and cash equivalents were $35.2 million and restricted cash was $1.1 million. Stockholders’ Equity at September 30, 2021 was $46.4 million, or $1.53 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, November 10, 2021 at 10:00 am EST / 9:00 am CST to discuss the results and business activities. Interested parties may participate in the call by dialing:

●    (877) 423-9820 (Domestic) or

●    (201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)(in thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$35,161	$10,640
Restricted cash	891	1,595
Accounts receivable, net	5,062	6,548
Inventories, net	128	97
Prepaid expenses and other current assets	1,064	2,193
Total current assets	42,306	21,073
Property and equipment, net of accumulated depreciation of $18,582 and $26,889, respectively	5,293	5,220
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $871 and $757, respectively	475	553
Restricted cash	270	371
Right-of-use operating lease assets	283	394
Other assets	296	361
Total assets	$51,039	$30,088
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,354	$2,353
Accrued liabilities:
Operating lease liabilities - current	128	149
Employee compensation	701	930
Other accrued liabilities	1,829	2,099
Total current liabilities	4,012	5,531
Operating lease liabilities - non-current	147	237
Long-term borrowings	—	1,556
Deferred income taxes, net	134	134
Other liabilities	302	309
Total liabilities	4,595	7,767
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,227,300 and 25,639,702 shares issued, and 30,263,791 and 25,228,951 shares outstanding, respectively	312	262
Additional paid-in capital	164,178	140,138
Accumulated deficit	(114,305)	(114,603)
Accumulated other comprehensive loss	(1,583)	(1,370)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,234)	(2,182)
Total stockholders’ equity	46,444	22,321
Total liabilities and stockholders’ equity	$51,039	$30,088

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues	$7,559	$8,155	$17,810	$16,334
Costs and expenses:
Cost of sales	3,840	2,249	9,150	8,299
Selling, general and administrative	2,801	3,184	8,858	9,825
Research and development	340	285	1,070	880
	6,981	5,718	19,078	19,004
Operating income (loss)	578	2,437	(1,268)	(2,670)
Interest expense	(5)	(9)	(14)	(15)
Interest income	1	3	4	16
Other income (expense),net	104	(55)	1,586	83
Income (loss) before income taxes	678	2,376	308	(2,586)
Income tax expense	—	—	(10)	(149)
Net income (loss)	$678	$2,376	$298	$(2,735)
Net income (loss) per common share:
Basic net income (loss) per common share	$0.02	$0.10	$0.01	$(0.11)
Diluted net income (loss) per common share	$0.02	$0.09	$0.01	$(0.11)
Weighted-average number of common shares outstanding:
Basic	30,264,000	24,701,000	29,356,000	24,656,000
Diluted	30,335,000	25,120,000	29,482,000	24,656,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$678	$2,376	$298	$(2,735)
Other comprehensive income (loss):
Foreign currency translation adjustments	(153)	268	(213)	189
Comprehensive income (loss)	$525	$2,644	$85	$(2,546)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2021	2020
Operating Activities
Net income (loss)	$298	$(2,735)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	457	495
Amortization	114	139
Loss (gain) on sale of equipment	13	(3)
Provision for doubtful accounts, net of recoveries	(2)	(1,144)
Stock-based compensation, net of forfeitures	61	208
Gain of forgiveness on Paycheck Protection Plan Loan	(1,556)	—
Changes in operating assets and liabilities:
Accounts receivable	1,405	(863)
Inventories	(32)	(71)
Prepaid expenses, other current assets and other non-current assets	1,176	239
Accounts payable	(980)	820
Accrued liabilities and other non-current liabilities	(382)	(376)
Net cash provided by (used in) operating activities	572	(3,291)
Investing Activities
Purchases of equipment and patents	(584)	(206)
Net cash used in investing activities	(584)	(206)
Financing Activities
Proceeds from borrowings	—	1,556
Proceeds from sale of common stock issued in connection with private placement	25,812	—
Costs related to sale of common stock issued in connection with private placement	(1,783)	—
Taxes paid on behalf of equity award participants	(52)	(6)
Net cash provided by financing activities	23,977	1,550
Effect of exchange rate fluctuations on cash	(249)	256
Net increase (decrease) in cash, cash equivalents and restricted cash	23,716	(1,691)
Cash, cash equivalents, and restricted cash at beginning of period (Note 2)	12,606	13,501
Cash, cash equivalents and restricted cash at end of period (Note 2)	$36,322	$11,810

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

BUSINESS SEGMENT FINANCIAL DATA

(Unaudited)

(in thousands)

	Air Pollution	FUEL CHEM
Three months ended September 30, 2021	Control Segment	Segment	Other	Total
Revenues from external customers	$1,944	$5,615	$—	$7,559
Cost of sales	(1,134)	(2,706)	—	(3,840)
Gross margin	810	2,909	—	3,719
Selling, general and administrative	—	—	(2,801)	(2,801)
Research and development	—	—	(340)	(340)
Operating income (loss) from operations	$810	$2,909	$(3,141)	$578

	Air Pollution	FUEL CHEM
Three months ended September 30, 2020	Control Segment	Segment	Other	Total
Revenues from external customers	$2,886	$5,269	$—	$8,155
Cost of sales	304	(2,553)	—	(2,249)
Gross margin	3,190	2,716	—	5,906
Selling, general and administrative	—	—	(3,184)	(3,184)
Research and development	—	—	(285)	(285)
Operating income (loss) from operations	$3,190	$2,716	$(3,469)	$2,437

	Air Pollution	FUEL CHEM
Nine months ended September 30, 2021	Control Segment	Segment	Other	Total
Revenues from external customers	$3,837	$13,973	$—	$17,810
Cost of sales	(2,172)	(6,978)	—	(9,150)
Gross margin	1,665	6,995	—	8,660
Selling, general and administrative	—	—	(8,858)	(8,858)
Research and development	—	—	(1,070)	(1,070)
Operating income (loss) from operations	$1,665	$6,995	$(9,928)	$(1,268)

	Air Pollution	FUEL CHEM
Nine months ended September 30, 2020	Control Segment	Segment	Other	Total
Revenues from external customers	$6,019	$10,315	$—	$16,334
Cost of sales	(2,782)	(5,517)	—	(8,299)
Gross margin	3,237	4,798	—	8,035
Selling, general and administrative	—	—	(9,825)	(9,825)
Research and development	—	—	(880)	(880)
Operating income (loss) from operations	$3,237	$4,798	$(10,705)	$(2,670)

FUEL TECH, INC.

GEOGRAPHIC INFORMATION

(in thousands)

Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
United States	$6,049	$6,473	$15,100	$12,880
Foreign	1,510	1,682	2,710	3,454
	$7,559	$8,155	$17,810	$16,334

	September 30,	December 31,
	2021	2020
Assets:
United States	$46,713	$24,524
Foreign	4,326	5,564
	$51,039	$30,088

FUEL TECH, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Income (Loss)	$678	$2,376	$298	$(2,735)
Interest (income) expense, net	4	6	10	(1)
Income tax expense	-	-	10	149
Depreciation expense	138	166	457	495
Amortization expense	43	54	114	139
EBITDA	863	2,602	889	(1,953)
Gain on Forgiveness of Paycheck Protection Plan loan	-	-	(1,566)	-
Stock compensation expense	21	57	61	207
ADJUSTED EBITDA	$884	$2,659	$(616)	$(1,746)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.